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                                                                    Exhibit 10.2

                             EMPLOYMENT AGREEMENT


     THIS AGREEMENT, by and between Patrick K. Brady (the "Employee") and Teledata Solutions, Inc., an Illinois corporation (the "Company"), is made as of March 19, 1996.

     In consideration of the mutual covenants herein contained, and in consideration of the employment of Employee by the Company, the parties agree as follows:

     1.   Duties and Scope of Employment.
          ------------------------------

     (a)  Position.  The Company agrees to employ the Employee under the terms
          --------
of this Agreement in the position of Chairman and Chief Executive Officer. Employee shall report to the Board of Directors of the Company.

     (b)  Obligations.  During the term of this Agreement, the employee shall
          -----------
devote his full business efforts and time to the Company.

     (c)  Director.  As long as the Employee serves as Chief Executive Officer
          --------
or Chairman, Employee shall be nominated to serve on the Company's Board of Directors.

     2.   Compensation.
          ------------

     (a)  Base Salary and Bonus.  Beginning on the effective date of this
          ---------------------
Agreement, the Employee shall be paid a base salary (the "Base Compensation) of $90,000, per year, payable in accordance with the Company's standard payroll policies. The Board of Directors shall review Employee's performance and the Company's financial and operating results on at least an annual basis and shall adjust Employee's base salary as it deems appropriate based on such review.

     (b)  Bonus.  Employee shall also be eligible for a bonus of up to $35,000
          -----
for fiscal year 1996 based on the criteria set forth in Exhibit A. The bonus will be due and payable on the 15th day of February, 1997. The Board of Directors shall set bonus levels and targets for years after fiscal year 1996 as it deems appropriate. In the event Employee's employment with the Company terminates for any reason other than pursuant to Section 6(c) hereof (voluntary termination by the Employee) or 6(b)(ii) hereof (Termination for Cause), Employee shall be entitled to receive a pro rated bonus for such year, determined by dividing the aggregate bonus which he would have earned for the entire year (assuming he had remained employed for the entire year and the original revenue/milestone targets established for such year continued to apply) by the number of full or partial months during which he was employed by the Company. Such bonus shall be paid on February 15 of the following year. If Employee's employment with the Company terminates pursuant to Section 6(c) hereof or Section 6(b)(ii) hereof, Employee shall be deemed to have forfeited his entire bonus for such year and no such bonus shall be due or payable by the Company.

     (c)  Vacation.  Employee shall be entitled to three (3) weeks paid vacation
          --------
during each year of employment. Such vacation shall be taken at a time mutually convenient for both the Company and the Employee. Unused vacation time may not be accrued from year to year during
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the term of this Agreement without the Company's prior written approval. In the event this Agreement is terminated by either the Company or the Employee, the Employee shall be paid for any unused, accrued vacation time.

     3.   Definitions.  As used herein, the following definitions shall apply:
          -----------

     (a) "Cause" shall mean the termination of employment of Employee shall have taken place as a result of (i) act or acts of dishonesty undertaken by Employee and intended to result in substantial gain or personal enrichment of Employee at the expense of the Company, (ii) persistent failure by Employee to perform the duties and obligations of Employee's employment which are not remedied in a reasonable period of time after receipt of written notice from the Company; (iii) the conviction of Employee of a felony; or (iv) Employee's continued breach of any term of this Agreement or any Exhibit to this Agreement after written notice and a reasonable period to cure.

     (b) "Constructive Termination" shall mean (i) a material reduction in Employee's salary or benefits not agreed to by Employee (except in connection with a decrease to be applied because the Company's performance has decreased and which is also applied to other officers, and excluding the substitution of substantially equivalent compensation and benefits), or (ii) a material change in Employee's responsibilities (other than as contemplated by, and consistent with the spirit of, Section l(a)) not agreed to by Employee.

     (c) "Disability" shall mean that the Employee, at the time notice is given, has been unable to perform his duties under this Agreement for a period of not less than six (6) consecutive months or for a period of two hundred seventy (270) days in any three hundred sixty-five (365) day period as the result of his incapacity due to physical or mental illness. In the event that the Employee resumes the performance of substantially all of his duties hereunder before the termination of his employment under Section 6(b) (iii) become effective, the notice of termination shall automatically be deemed to have been revoked.

     (d) "Voluntary Termination of Employment" shall mean Employee voluntarily terminates his employment with the Company, unless such termination occurs within three (3) months following a Constructive Termination.

     4.   Employee Benefits.
          -----------------

     (a)  General.  During the term of his employment under this Agreement, the
          -------
Employee shall be entitled to the full benefits for which Employee is eligible under the employee benefit plans and including (without limitation) pension plans, savings or profit-sharing plans, deferred compensation plans, supplemental retirement plans, stock option, incentive or other bonus plans, life, disability, health, accident and other insurance programs, paid vacations and sabbatical, and similar plans or programs, subject in each case to the generally applicable terms and conditions of the plan or program in question and to the determination of any committee or the Board of Directors administering such plan or program.

     5.   Business Expense and Travel.  During the term of his employment under
          ---------------------------
this Agreement, the Employee shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The

                                      -2-
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Company shall reimburse the Employee for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies.

     6.   Term of Employment.
          ------------------

     (a)  Basic Rule.  The Company agrees to continue the Employee's
          ----------
employment, and the Employee agrees to remain in the employ of the Company, from the effective date of this Agreement until the date when the Employee's employment terminates pursuant to the provisions of this Agreement.

     (b)  Termination by the Company.  The Company may terminate Employee's
          --------------------------
employment at any time, for any reason or for no reason.

               (i)   Termination Without Cause.  If the Company terminates
                     -------------------------
     Employee's employment during the term of this Agreement for any reason whatsoever, other than Voluntary Termination of Employment, Termination for Cause, or termination as a result of Employee's Death or Disability, the provisions of Section 7(a) shall apply.

               (ii)  Termination for Cause.  If the Company terminates
                     ---------------------
     Employee's employment for Cause during the term of this Agreement, the provisions of Section 7(b) shall apply.

               (iii) Termination on Death or Disability.  If the Company
                     ----------------------------------
     terminates Employee's employment as a result of Employee's Death or Disability, the provisions of Section 7(c) shall apply.

     (c)  Voluntary Termination by the Employee.  The Employee may terminate
          -------------------------------------
his employment voluntarily by giving the Company sixty (60) days' advance notice in writing, at which time the provisions of Section 8(b) shall apply. However, if the Employee terminates his employment within three (3) months following a Constructive Termination, the provisions of Section 7(a) shall apply.

     (d)  Waiver of Notice.  Any waiver of notice shall be valid only if
          ----------------
it is made in writing and expressly refers to the applicable notice requirement in this Section 6.

     7.   Payments Upon Termination of Employment.
          ---------------------------------------

     (a)  Payments Upon Termination Pursuant to Section 6(b)(i) and
          ----------------------------------------------------------
Constructive Termination.  If, during the term of this Agreement, the Employee's
------------------------
employment is terminated by the Company pursuant to Section 6(b)(i) or voluntarily by Employee within three (3) months following a Constructive Termination, the Employee shall be entitled to receive the following:

          (i)  Severance Payment.  (A) The Company shall continue to pay to the
               -----------------
     Employee his Base Compensation for six (6) months following the date of Employee's actual termination of employment (together with amounts payable pursuant to (B) below, the "Severance Payment"). Such Base Compensation

                                      -3-
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     amount shall be the Base Compensation determined as of the commencement date of this Agreement, and as is agreed to in future years by the Board of Directors.

               (B) The Employee shall have no duty to mitigate damages by attempting to secure new employment after termination of employment. However, in the event that the Employee does use his best efforts to secure equal or better employment than the employment hereunder after termination of employment from the Company and has not secured such new employment on the date six (6) months following Employee's termination of employment, then the Company shall continue to pay to the Employee the Base Compensation payable pursuant to (A) above for so long as the Employee continues to use his best efforts to secure such new employment, up to a maximum of an additional six (6) months. Notwithstanding anything herein or in Employee's Noncompetition, Nondisclosure and Developments Agreement of even date herewith to the contrary, the six-month time period set forth in paragraph 1 of the Employee's Noncompetition, Nondisclosure and Developments Agreement shall be extended by the amount of time that the Employee receives such additional Severance Payment.

          (ii)  Method of Payment.  The Severance Payment shall be made in
                -----------------
     monthly installments.

          (iii) Payment in Lieu of Contract Damages.  The Severance Payment
                -----------------------------------
     shall be in lieu of any further payments to the Employee and any further accrual of benefits with respect to periods subsequent to the date of the employment termination. Notwithstanding the preceding sentence, neither the Severance Payment nor any other payments under this Section 7(a) shall reduce or offset any benefits the Employee may be entitled to under the specific terms of the benefit plans of the Company.

     (b)  Termination By Company for Cause or Voluntary Termination.  If the
          ---------------------------------------------------------
Employee's employment is terminated pursuant to Section 6(b)(ii) or voluntarily (other than within three (3) months following a Constructive Termination) pursuant to Section 6(c), no compensation or payments will be paid or provided to the Employee for the periods following the date when such a termination of employment is effective. Notwithstanding the preceding sentence, the Employee's rights under the benefit plans shall be determined under the provisions of those plans.

     (c)  Termination on Death or Disability.  If the Employee's employment
          ----------------------------------
is terminated because of Employee's Death or Disability (as defined in Section 3(d) herein), then Employee shall receive other severance and disability payments as provided in the Company's standard benefit plans.

     8.   Noncompetition, Nondisclosure and Developments.  As a condition of
          ----------------------------------------------
employment, concurrently with the execution hereof, Employee agrees to execute the Noncompetition, Nondisclosure and Developments Agreement set forth in Exhibit B.

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     9.   Successors.
          ----------

     (a)  Company's Successors.  Any successor to the Company (whether direct or
          --------------------
indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume this Agreement and agree expressly to perform this Agreement in the same manner and to the same extent as the Company would be required to perform it in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by this Agreement by operation of law.

     (b)  Employee's Successors.  This Agreement and all rights of the Employee
           ---------------------
hereunder shall be binding upon, inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, devises and legatees. Any purported or attempted assignment or transfer by the Employee of any of the Employee's duties, responsibilities or obligations hereunder shall be void.

     10.  Notice.  Notices and all other communications contemplated by this
          ------
Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or three (3) days after being mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing in accordance herewith (provided that no such change shall be effective until actually received by the Company). In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its President.

     11.  Termination of this Agreement.  This Agreement shall terminate upon
          -----------------------------
the earlier of (i) the date that all obligations of the parties hereunder have been satisfied, (ii) four (4) years from the date of this Agreement. A termination of this Agreement pursuant to the preceding sentence shall be effective for all purposes, except that such termination shall not affect (A) the payment or provision of compensation or benefits on account of a termination of employment occurring prior to the termination of this Agreement is contemplated herein, or (B) the rights and obligations of the parties contained in ancillary agreements hereto or set forth in the Exhibits. No payments under this Agreement shall be required for any termination of employment occurring after four (4) years from the date of this Agreement.

     12.  Miscellaneous Provisions.
          ------------------------

     (a)  Waiver.  No provision of this Agreement shall be modified, waived or
          ------
discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by the President. No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

     (b)  Whole Agreement.  No agreements, representations or understandings
          ---------------
(whether oral or written and whether express or implied) which are not expressly set forth in this Agreement or the Exhibits hereto have been made or entered into by either party with respect to the subject

                                      -5-
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matter hereof. This Agreement shall supersede and control in the event of any conflict between this Agreement and any other correspondence with the Company.

     (c)  Choice of Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the internal laws of the State of Illinois. Any claims or legal actions by one party against the other arising out of the relationship between the parties contemplated herein (whether or not arising under this Agreement) shall be governed by the laws of the State of Illinois and shall be commenced and maintained in any state or federal court located in Cook County, Illinois, and both parties hereby submit to the jurisdiction and venue of any such court.

     (d)  Severability. The invalidity or unenforceability of any provision or
          ------------
provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

     (e)  No Assignment of Benefits.  To the extent permitted by law, the
          -------------------------
rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection (e) shall be void.

     (f)  Employment At Will; Limitation of Remedies.  The Company and the
          ------------------------------------------
Employee acknowledge that the Employee's employment is at will, as defined under applicable law. If the Employee's employment terminates for any reason, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement.

     (g)  Employment Taxes.  All payments made pursuant to this Agreement will
          ----------------
be subject to withholding of applicable taxes.

     (h)  Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which shall be deemed an original, but all of which together will constitute one and the same instrument.

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     IN WITNESS THEREOF, each of the parties has executed this Agreement, in the case of the Company by its Vice President, as of the day and year first above written.

                                             "COMPANY"

                                             TELEDATA SOLUTIONS, INC.


                                             ________________________________
                                             Catherine R. Brady
                                             Vice President



                                             "EMPLOYEE"


                                             ________________________________
                                             Patrick K. Brady

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                               LIST OF EXHIBITS


Exhibit A.  1996 Bonus Criteria

Exhibit B.  Noncompetition, Nondisclosure and Developments Agreement

                              FIRST AMENDMENT TO
                             EMPLOYMENT AGREEMENT


     THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this "Agreement"), by and between Patrick K. Brady (the "Employee") and Apropos Technology, Inc. (formerly Teledata Solutions, Inc.), an Illinois corporation (the "Company"), is made as of December __, 1998.

     WHEREAS, the parties hereto are parties to that certain Employment Agreement dated as of March __, 1996 (the "Original Agreement"); and

     WHEREAS, the parties hereto desire to amend the Original Agreement pursuant to the provisions hereof.

     In consideration of the mutual covenants herein contained, and in consideration of the employment of Employee by the Company, the parties agree as follows:

     1. Paragraph 1(a) of the Original Agreement is hereby amended by deleting the existing text of paragraph 1(a) in its entirety and substituting the following in lieu thereof:

          "(a) Position. The Company agrees to employ the Employee under the terms of this Agreement in the position of Chief Technology Officer. Employee shall report to the President and Chief Executive Officer of the Company."

     2. Paragraph 1(c) of the Original Agreement is hereby amended by deleting the existing text of paragraph 1(c) in its entirety and substituting the following in lieu thereof:

          "(c) Director. As long as the Employee services as Chief Technology Officer, Employee shall be nominated to serve on the Company's Board of Directors."

     3. Except as expressly set forth herein, the Original Agreement shall remain unmodified and in full force and effect. All terms used herein and not defined shall have the meanings ascribed to them in the Original Agreement.

                           [signature page follows]

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its President, as of the day and year first above written.

                                        "COMPANY"

                                        APROPOS TECHNOLOGY, INC.


                                        _________________________________
                                        Kevin G. Kerns
                                        President



                                        "EMPLOYEE"


                                        _________________________________
                                        Patrick K. Brady